UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2008 (February 23, 2008)

Remote Dynamics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26140	51-0352879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Chisholm Place, Suite 120, Plano, Texas 75075

(Address of principal executive offices)

(972) 395-5579

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01. Entry into a Material Definitive Agreement

Holders of $1,523,928 principal amount of its series A senior secured convertible notes and original issue discount series A notes (collectively, the “Series A Notes”) have agreed to extend the principal payment schedule and maturity date of the notes until August 31, 2009. As extended, payments under the notes will be due on a monthly basis (subject to deferral at the holder’s option) and may be made in the form of shares of the Company’s common stock eligible for resale pursuant to Rule 144 under the Securities Act of 1933, as amended.

Item 2.04. Triggering Events That Accelerate the Increase of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The Company’s Series A Notes reached their maturity date and became due and payable on February 23, 2008.

The Company has obtained the agreement of certain of its note holders to extend the payment schedule and maturity date of the notes (see Item 1.01 above) and will resume making payments to certain of its note holders of amounts due under the notes in the form of the Company’s common stock (see Item 8.01 below). The Company plans to continue to explore alternatives to restructure or otherwise satisfy its obligations to its note holders.

The Company does not currently have the cash on hand to repay amounts due under it secured convertible notes if the note holders elect to exercise their repayment or other remedies. If the Company’s efforts to restructure or otherwise satisfy its obligations under the notes are unsuccessful, and the Company is unable to raise enough money to cover amounts payable under the notes, it may be forced to restructure, file for bankruptcy, sell assets or cease operations. A number of risks and uncertainties associated with the Company’s secured convertible notes are described in the Company's report on Form 10-KSB for the year ended December 31, 2006 and Form 10-QSB for the quarter ended September 30, 2007

Item 8.01. Other Events

On March 6, 2008, the Company plans to resume making payments to certain of its note holders of amounts due under the Series A Notes and its series B subordinated secured convertible notes and original issue discount series B notes by issuing shares of the Company’s common stock under the terms of the notes. The initial payment will be in the form of 7,417,406 shares of the Company’s common stock in satisfaction of $162,561 of obligations due under the notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2008	REMOTE DYNAMICS, INC.

	By:	/s/ Gary Hallgren
Name: Gary Hallgren
Title: Chief Executive Officer